Exhibit 99.1

Saks Incorporated

Performance Share Agreement

June 16, 2004

This is a Performance Share Agreement between Saks Incorporated (the “Company”) and the individual who has executed this Performance Share Agreement above the “Award Holder signature” line (the “Award Holder”). The term “this Agreement” means this Performance Share Agreement and each Award Supplement (defined in paragraph 1 of this Agreement) relating to this Agreement.

Preliminary Statement

This Agreement is made pursuant to the Company’s 2004 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement are defined in the Plan as amended after the date of this Agreement.

Terms and Conditions

The Company and the Award Holder agree as follows:

1. Performance Share Awards. This Agreement is the agreement referred to in section 8 of the Plan. For each of the Company’s performance share awards to the Award Holder pursuant to the Plan, this Agreement, the Plan, and each Award Supplement to this Agreement, which need not be signed by the Award Holder, will govern. The performance shares awarded by the Company to the Award Holder pursuant to the Plan together are referred to as the “Performance Shares.” The Company will evidence each award of Performance Shares by a separate Supplement to Performance Share Agreement to be attached to this Agreement from time to time (each an “Award Supplement” and together the “Award Supplements”). Award Supplements will indicate the number of Performance Shares awarded to the Award Holder and the restrictions that are applicable to the Performance Shares awarded. This Agreement governs all Performance Shares awarded to the Award Holder prior to, on, or after the date of this Agreement, and all Award Supplements, whenever delivered to the Award Holder, are incorporated into and form a part of this Agreement.

2. Restrictions; Forfeiture.

(a) Each award of Performance Shares is subject to each of the following restrictions until the vesting conditions described on the Award Supplement applicable to the award have been satisfied or the restrictions have otherwise expired or terminated. Failure to satisfy the vesting conditions by the times specified on the Award Supplement will result in the forfeiture of the number of unvested Performance Shares specified on the Award Supplement. Unvested Performance Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated, or otherwise encumbered. If the Award Holder’s employment with the Company or any affiliate terminates for any reason other than as provided in subparagraphs (b) or (c) of paragraph 3 of this Agreement, then the Award Holder will forfeit all of the Award Holder’s right, title, and interest in and to the then-unvested Performance Shares as of the date of employment termination, and the unvested Performance Shares will revert to the Company immediately following the event of forfeiture.

(b) The Award Holder will forfeit all unearned or unpaid awards of Performance Shares, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if (i) the Award Holder, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries; or (ii) the Award Holder performs any act or engages in any activity that in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

(c) If within six months following the Award Holder’s termination of employment the Award Holder, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries, the Award Holder will be required to pay to the Company an amount in cash equal to the value of Performance Share awards that vested on or after, or within six months prior to, the Award Holder’s termination of employment, which value will be determined as of the date of vesting.

3. Expiration and Termination of Restrictions. The restrictions imposed by paragraph 2 of this Agreement on each award of Performance Shares will expire on the earliest to occur of the following (the period prior to the expiration of the award being the “Restricted Period”):

(a) upon the achievement of the performance objectives and the passage of time, if any, as provided in the Award Supplement for the award;

(b) on the date of termination of the Award Holder’s employment by reason of death, disability, or retirement (in the case of disability or retirement, as determined by the Company), but only to the extent the Performance Shares have been earned under the applicable performance objectives as determined by the Committee as of the date of termination (ignoring for this purpose all passage-of-time requirements); and

(c) subject to section 18 of the Plan, upon the occurrence of a Change in Control and, if applicable, the termination of the Award Holder’s employment or service within two years following the occurrence of the Change in Control.

4. Delivery of Performance Shares. All Performance Shares will be registered in the name of the Award Holder as soon as practicable following the effect dates of the award specified in the Award Supplements, and the Performance Shares will be held by the Company in accordance with the Plan during the Restricted Period in certificated or uncertificated form. Certificates for the Performance Shares for which the Restricted Period has ended will be delivered to the Award Holder or the Award Holder’s designee upon request, but delivery may be postponed for a period of time to enable the Company, in exercising reasonable diligence, to comply with registration requirements under federal or state securities laws, stock exchange listing requirements and other rules, and requirements under any other law or regulation applicable to the issuance or transfer of the Performance Shares.

5. Voting and Dividend Rights. Subject to the next sentences, the Award Holder, as beneficial owner of the Performance Shares, has full voting and dividend rights with respect to the

Performance Shares during and after the Restricted Period. During the Restricted Period the Award Holder may not assign or pledge voting rights or dividend rights during the Restricted Period. During the Restricted Period the Company will withhold dividends paid by the Company with respect to the Performance Shares and will not pay the dividends to the Award Holder, and the Award Holder will have no right to receive the any dividend paid by the Company with respect to the Performance Shares, until the Restricted Period ends and the Company has delivered certificates for the Performance Shares to the Award Holder as provided in paragraph 4. If the Award Holder forfeits any Performance Shares in accordance with paragraph 2, the Award Holder’s rights as a beneficial owner of the Performance Shares, and all of the Award Holder’s interest in them, will immediately terminate, and the Award Holder will not be entitled to payment of past or future dividends or any other right or benefit with respect to the forfeited Performance Shares. If for any reason the Award Holder receives dividends with respect to the forfeited Performance Shares after forfeiture, the Award Holder will repay to the Company an amount equal to the dividends received.

6. Anti-Dilution Provisions. Section 20 of the Plan is applicable to this Agreement and the Performance Shares.

7. No Right of Continued Employment. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any affiliate to terminate the Award Holder’s employment at any time, nor confer upon the Award Holder any right to continue in the employ of the Company or any affiliate.

8. Payment of Taxes.

(a) The Award Holder may make an election to be taxed upon an award of Performance Shares under Section 83(b) of the Internal Revenue Code of 1986, as amended, by making an appropriate election with the Internal Revenue Service within thirty days after the date of the award and by otherwise complying with applicable requirements.

(b) If at any time the law requires the Company to withhold federal, state, or local taxes of any kind (including the Award Holder’s FICA obligation) on behalf of the Award Holder as a result of the award of the Performance Shares, the Award Holder agrees to pay the required withholding amount to the Company no later than the date due, or to make other arrangements satisfactory to the Company regarding payment of the withholding amount. The obligations of the Company under this Agreement will be conditional on the Award Holder’s compliance with these withholding payment requirements, and the Company and its affiliates will, to the extent permitted by law, have the right to deduct withholding amounts from any payment of any kind otherwise due to the Award Holder.

9. Amendment. This Agreement may not be modified, amended, or waived in any manner except in writing signed by the Company and the Award Holder. The waiver by the Company or the Award Holder of compliance with any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or any subsequent breach of a provision of this Agreement.

10. The Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement, and this Agreement will be governed by and construed in accordance with the Plan. If any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement occurs, the provisions of the Plan will be controlling and determinative.

11. Successors. This Agreement will be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

12. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal, or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal, or unenforceable provision had never been included.

13. Notice. Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Human Resources Department

Saks Incorporated

750 Lakeshore Parkway

Birmingham, AL 35211

Attn: Manager-Equity/Incentive Plans

or any other address designated by the Company in a written notice to the Award Holder. Notices to the Award Holder will be directed to the address of the Award Holder then currently on file with the Company, or at any other address given by the Award Holder in a written notice to the Company.

14. Administration. The authority to manage and control the operation and administration of this Agreement will be vested in the Committee. The Committee will have all powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

15. Waiver of Reload Rights. The Award Holder waives the Award Holder’s rights, if any, to participate in the Company’s stock option “reload” program with respect to the Executive’s stock option awards made under the Company’s Amended and Restated 1994 Long-Term Incentive Plan or 1997 Stock-Based Incentive Plan.

16. Governing Law. Tennessee law will govern the interpretation, performance, and enforcement of this Agreement.

Saks Incorporated

By:
James S. Scully Executive Vice President Human Resources & Strategic Planning

Award Holder Signature

Award Holder Name

2 -

Saks Incorporated

Supplement to Performance Share Agreement

Name of Award Holder

Effective Date of Award: June 23, 2005

Number of Performance Shares

Dear Award Holder:

I am pleased to inform you that Saks Incorporated (the “Company”) has awarded to you the number of shares of its common stock, $0.10 par value, indicated above (the “Performance Shares”). The Performance Shares are awarded to you pursuant to and subject to the terms and conditions of (1) the Company’s 2004 Long-Term Incentive Plan (the “Plan”), (2) the Performance Share Agreement between the Company and you (the “Agreement”), and (3) this Supplement to Performance Share Agreement. This Supplement to Performance Share Agreement is an “Award Supplement” referred to in the Agreement.

The Performance Shares will vest as determined by the Human Resources/Option Committee of the Board of Directors (the “Committee”) in accordance with the terms of the Plan as follows, unless the Performance Shares vest earlier in accordance with paragraph 3 of the Agreement:

Threshold Level of Performance	Target Level of Performance	Maximum Level of Performance
[30% of target level]	[ ]	[150% of target level]

The performance period for the Award will end on February 3, 2007, unless the shares vest earlier or are forfeited as provided in the Agreement, and are subject to the achievement, as determined by the Committee in its sole discretion in accordance with the Plan, of the following performance targets: management of corporate expenses to plan; management of capital expenditures to plan; execution of the Transition Services Agreement to be entered into with Belk, Inc. as part of the sale of the Company’s McRae’s/Proffitt’s assets to Belk, Inc.; completion of the strategic alternatives process for the Company’s Department Store Group and the receipt of levels of gross proceeds specified in the minutes of the Committee’s meeting on June 23, 2005; and appreciation in the price of the Company’s common stock ($19-threshold level, $20-target level, and $21-maximum level). Each of the five performance targets is weighted 20%. You will forfeit all Performance Shares if the Committee determines that performance is less than the threshold level of performance. You will earn a prorated number of Performance Shares if the Committee determines that performance is greater than the threshold level of performance but less than the maximum level of performance.

Saks Incorporated

By:
James S. Scully
Executive Vice President
Human Resources & Strategic Planning